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Exhibit 32

ARTESIAN RESOURCES CORPORATION

Certification by the Chief Executive Officer and Chief Financial Officer
Required by Rule 13a – 14 (b) under the Securities Act of 1934 and 18 U.S.C. Section 1350

I, Dian C. Taylor, Chief Executive Officer, and David B. Spacht, Chief Financial Officer, of Artesian Resources Corporation, a Delaware corporation (the “Company”), hereby certify, that, based on our knowledge:

(1)	The Company’s periodic report containing financial statements on Quarterly Report on Form
10-Q for the period ended June 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2004

CHIEF EXECUTIVE OFFICER:	CHIEF FINANCIAL OFFICER:

/s/ Dian C. Taylor	/s/ David B. Spacht
Dian C. Taylor	David B. Spacht

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